                   Volkswagen Credit Auto Master Owner Trust,
                                 Series 2000-1
--------------------------------------------------------------------------------
                   Distribution Date Statement: April 20, 2001

a. Aggregate Amount of Collections                                                    $349,217,058.76
   Aggregate Amount of Non-Principal Collections                                        $4,607,418.54
   Aggregate Amount of Principal Collections                                          $344,609,640.22
   Pool Balance                                                                       $756,721,825.29
   Residual Participation Amount                                                      $256,721,825.29
   Excess Funding Account                                                                       $0.00

b. Series Allocation Percentage                                                               100.00%
   Floating Allocation Percentage                                                              66.07%
   Principal Allocation Percentage                                                                N/A

c. Total Amount Distributed on Series 2000-1                                            $2,222,743.06

d. Amount of Such Distribution Allocable to Principal on 2000-1                                 $0.00

e. Amount of Such Distribution Allocable to Interest on 2000-1                          $2,222,743.06

f. Noteholder Default Amount                                                                    $0.00

g. Required Subordinated Draw Amount                                                            $0.00

h. Noteholder Charge Offs                                                                       $0.00
   Amounts of Reimbursements                                                                    $0.00

i. Monthly Servicing Fee                                                                  $630,601.52
   Noteholder Monthly Servicing Fee                                                       $416,666.67

j. Controlled Deposit Amount                                                                    $0.00

k. Series 2000-1 Invested Amount at end of period (Gross)                             $500,000,000.00
   Outstanding Principal Balance                                                      $500,000,000.00

l. Available Subordinated Amount                                                       $85,480,531.35

m. Carry-over Amount                                                                            $0.00

n. Reserve Account Balance                                                              $1,750,000.00

o. Principal Funding Account Balance                                                            $0.00
   Yield Supplement Account Balance                                                     $1,750,000.00

VW CREDIT, INC. - SERVICER                                                Page 1
18-Apr-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY
-------------------
                                                               From                To       Days
                                                               ----                --       ----
Current Interest Period                                     03/20/2001         04/19/2001    31

Series Allocation Percentage                                         100.00%
Initial Principal Balance                                    $500,000,000.00
Outstanding Principal Balance                                $500,000,000.00
Principal Balance of Receivables for Determination Date      $768,261,292.66
Amount Invested in Receivables on Series Issuance Date       $500,000,000.00
Initial Invested Amount                                      $500,000,000.00
Invested Amount at the Beginning of Period                   $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)       $500,000,000.00
Required Subordinated Amount                                  $85,480,531.35
Excess Funding Account                                                 $0.00
Series 2000-1 Invested Amount at End of Period (net
  of EFA)                                                    $500,000,000.00
Available Subordinated Amount (previous period)               $86,033,541.96
Incremental Subordinated Amount (previous period)             $38,088,336.49

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------


Yield Supplement Account Initial Deposit                       $1,750,000.00
Yield Supplement Account Beginning Balance                     $1,750,000.00
Yield Supplement Account Required Amount                       $1,750,000.00

Reserve Account Initial Deposit                                $1,750,000.00
Reserve Account Required Amount                                $1,750,000.00
Reserve Account Beginning Balance                              $1,750,000.00


Outstanding Carryover Amount - Beginning Balance                       $0.00
Withdrawal from Yield Supplement Account                               $0.00
Outstanding Carryover Amount - Ending Balance                          $0.00
Yield Supplement Account Balance - Ending Balance              $1,750,000.00
Yield Supplement Account Deposit Amount                                $0.00

Withdrawal from Reserve Account                                        $0.00
Reserve Account Ending Balance                                 $1,750,000.00
Reserve Account Deposit Amount                                         $0.00

1-month LIBOR Rate (annualized)                                   5.0075000%
Certificate Coupon (annualized)                                      5.1625%
Prime Rate (annualized)                                           8.0000000%
Servicing Fee Rate (annualized)                                       1.000%
Excess Spread                                                     1.7175000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                      $733,900,749.41
Pool Balance at the Ending of Period                         $756,721,825.29
Average Aggregate Principal Balance                          $745,311,287.35
Aggregate Principal Collections                              $344,609,640.22
New Principal Receivables                                    $367,431,695.75

Receivables Added for Additional Accounts                              $0.00
Noteholder Default Amount                                              $0.00
Net Losses                                                             $0.00
Noteholder Charge-offs                                                 $0.00
Miscellaneous Payments (Adjustments and Transfer
  deposit amounts)                                                     $0.00
Non-Principal Collections & Inv. Proceeds treated as                   $0.00
  Available Noteholder
Principal Collections
Monthly Interest Accrued, but not paid                                $0.00
Ineligible Receivables                                                $0.00
Excess Funding Account at Date of Determination                       $0.00
Defaulted Receivables in Ineligible and Overconc.                     $0.00
Accounts

MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                                  $0.00
Spread Over/Under Prime for Portfolio                                 -0.12%
Weighted Average Interest Rate                                         7.88%
Previously waived Monthly Servicing Fee                                $0.00


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                    0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                    $32,057,214.73
Used Vehicle Percentage                                                      4.236%
Used Vehicle Percentage During Last Collection Period                        4.208%
Early Amortization Event?                                                 NO
Largest Dealer or Dealer Affiliation Balance                         $33,481,457.32
Largest Dealer Percentage                                                    4.562%

Aggregate Principal Amount of Receivables of Dealers over 2%         $51,836,935.56



SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                     $349,217,058.76
Aggregate Amount of Non-principal Collections (including insurance
  proceeds & rebates)                                                 $4,607,418.54
Investment Proceeds                                                      $15,736.90
Aggregate Amount of Principal Collections                           $344,609,640.22
Asset Receivables Rate                                                       5.729%
Use Asset Receivables Rate?                                               NO
Carryover Amount (this Distribution Date)                                       N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                    46.24%
Previous Collection Period Monthly Payment Rate                         39.25%
Monthly Payment Rate 2 collection periods ago                           46.86%
3-month Average Payment Rate                                            44.11%
Early Amortization Event?                                                 NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                 YES
Last Day of Revolving Period                                             N/A
Invested Amount as of Last Day of Revolving Period                       N/A
Accumulation Period Length (months)                                      N/A
First Accumulation Date                                            TO BE DETERMINED
Expected Final Payment Date                                              N/A
Required Participation Percentage                                      104.00%
Principal Funding Account Balance                                             $0.00
Principal Payment Amount                                                      $0.00
Controlled Accumulation Amount                                                $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1. Monthly Noteholder Interest Distribution                           $2,222,743.06
2. Noteholder Monthly Servicing Fee Distribution                        $416,666.67
3. Reserve Account Deposit Amount Distribution                                $0.00
4. Noteholder Default Amount Distribution                                     $0.00
5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable
    Misc. Pmts)                                                               $0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount            $0.00

6. Outstanding Carryover Amount Distribution                                  $0.00
7. Yield Supplement Account Deposit Amount Distribution                       $0.00
8. Previously waived Monthly Servicing Fee Distribution                       $0.00
                                                                              -----
            Excess Servicing                                            $404,918.05

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                             $0.00
Required Subordinated Draw Amount                                             $0.00

EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                     $0.00
Additions in connection with a reduction in Receivables                       $0.00
Transfers to Principal Funding Account                                        $0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
       18-Apr-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------

                    Collections               Accrual           Distribution
                  -----------------     --------------------  ------------------
From:                    20-Mar-01
To:                      19-Apr-01
Days:                           31

   LIBOR Rate           5.0075000%
    (1 month)

Series #                 1         Active
VCI Rating:             N/A

               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                              Series                                            Required         Required            Outstanding
Series          Series      Allocation     Invested          Subordinated     Participation    Participation            Note
Number           Name       Percentage      Amount              Amount         Percentage         Amount               Balance
------           ----       ----------      ------              ------         ----------         ------               -------
           Trust                          $500,000,000.00     $85,480,531.35       N/A          $605,480,531.35
         1 Series 2000-1     100.00%      $500,000,000.00     $85,480,531.35     104.00%        $605,480,531.35      $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
18-Apr-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

INITIAL AMOUNTS                                                                 EXCESS SPREAD CALCULATION
---------------                                                                 -------------------------

Initial Invested Amount                                $500,000,000.00          Weighted Average Rate Charged to Dealers      7.880
Invested Amount                                        $500,000,000.00          LIBOR                                         5.008%
Controlled Accumulation Amount                                   $0.00          Note Rate (LIBOR+15.5 b.p.)                   5.163%
Required Subordinated Amount                            $85,480,531.35          Servicing Fee Rate                            1.000%
Annualized Servicing Fee Rate                                    1.00%          Investor Net Losses                           0.000%
                                                                                                                              ------
First Controlled Accumulation Date                 TO BE DETERMINED             Excess Spread                                 1.718%
Accumulation Period Length (months)                        N/A
Expected Final Payment Date                                N/A
Initial Settlement Date                                      10-Aug-00
Required Participation Percentage                              104.00%
Subordinated Percentage                                        9.5890%

SERIES 2000-1 MONTHLY REPORTING
-------------------------------

                                                                                                     Required              Excess
                                                      Series 2000-1              Invested          Subordinated            Funding
Principal Receivables                                     Total                   Amount              Amount               Amount
---------------------                                     -----                   ------              ------               ------
Series Allocation Percentage                             100.00%
Beginning Balance                                      $500,000,000.00         $500,000,000.00      $85,480,531.35             $0.00
  Floating Allocation Percentage                         66.07%                   66.07%
  Principal Allocation Percentage                          N/A                     N/A

Principal Collections                                  $344,609,640.22         $344,609,640.22                 N/A               N/A
New Principal Receivables                              $367,431,695.75         $367,431,695.75                 N/A               N/A
Principal Default Amounts                                        $0.00                   $0.00                 N/A               N/A
Receivables Added for Additional Accounts                        $0.00                   $0.00                 N/A               N/A
Controlled Deposit Amount                                        $0.00                     N/A                 N/A               N/A

"Pool Factor"                                                                    100.00000000%

Ending Balance                                         $500,000,000.00         $500,000,000.00      $85,480,531.35             $0.00
  Floating Allocation Percentage                         66.07%                   66.07%


Non-Principal Receivables
-------------------------

Non-Principal Collections                                $3,044,327.77
Recoveries on Receivables Written Off                            $0.00
Investment Proceeds                                         $15,736.90

VW CREDIT, INC. -- SERVICER                                               Page 4
18-Apr-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund                                        Current                Previous
----------------------------------                                        -------                --------
Available Subordination Amount (Previous)                                 $86,033,541.96        $89,534,175.13
  Required Subordination Draw Amount                                               $0.00                 $0.00
  Reserve Account Funds to Noteholder Default Amount                               $0.00                 $0.00
Non-principal Collections & Inv. Proceeds treated as                               $0.00                 $0.00
                                                                                   -----                 -----
Available Noteholder Principal Collections
(1) Subtotal                                                              $86,033,541.96        $89,534,175.13
(2) Subordination Percentage* Series 2000-1 Invested                      $47,945,205.48        $47,945,205.48
Amount

(a) lower of (1) or (2)                                                   $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                              $0.00                 $0.00
( c ) Incremental Subordinated Amount                                     $37,535,325.88        $38,088,336.49
(d) Payments from Excess Funding Account to Residual                               $0.00                 $0.00
Interestholder

Available Subordinated Amount                                             $85,480,531.35        $86,033,541.96

  Overconcentration Amount                                                $51,836,935.56        $51,014,332.11

Beginning Reserve Account Balance                                          $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                            $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                                    $0.00                 $0.00
Reserve Account Deposit Amount                                                     $0.00                 $0.00
Ending Reserve Account Balance                                             $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                        $4,607,418.54         $5,718,475.02
  Noteholder Non-Principal Collections                                     $3,044,327.77         $3,895,945.76
  Residual Interestholder Non-   Principal Collections                     $1,563,090.77         $1,822,529.26
Investment Proceeds                                                           $15,736.90            $15,068.88
Reserve Fund Balance                                                       $1,750,000.00         $1,750,000.00
                                                                           -------------         -------------
Total Non-Principal Available                                              $6,373,155.44         $7,483,543.90

Interest Shortfall                                                                 $0.00                 $0.00
Additional Interest                                                                $0.00                 $0.00
Carry-over Amount                                                                  $0.00                 $0.00
Carry-over Shortfall                                                               $0.00                 $0.00
Additional Interest on Carry-over Shortfall                                        $0.00                 $0.00

Monthly Servicing Fee                                                        $630,601.52           $611,583.96
Noteholder Monthly Servicing Fee                                             $416,666.67           $416,666.67